Exhibit 1(b)

                        AMENDMENT TO DECLARATION OF TRUST
                      OF LEGG MASON TAX-EXEMPT INCOME FUND
                 AND CERTIFICATE OF VICE PRESIDENT AND SECRETARY

    We, Marie K. Karpinski, Vice President, and Susan T. Lind, Secretary, of

                        LEGG MASON TAX-EXEMPT INCOME FUND
                            111 SOUTH CALVERT STREET
                            BALTIMORE, MARYLAND 21202

do certify that, in accordance with Article V, Section 3 of the Declaration of Trust of Legg Mason Tax-Exempt Income Fund, dated November 21, 1990, the following Amendment to said Declaration of Trust was duly adopted by the Board of Trustees pursuant to a unanimouse written consent dated January 30, 1991;

         RESOLVED: That, pursuant to the authority granted to the Board of Trustees in Article V, Section 1 of the Trust's Declaration of Trust, the name of the Trust, "Legg Mason Tax-Exempt Income Fund" be, and it hereby is, changed to "Legg Mason Tax-Free Income Fund";

         FURTHER RESOLVED: That, pursuant to the authority granted to the Board of Trustees in Article V, Section 1 of the Trust's Declaration of Trust, the first sentence of Article I, Section 1 is changed to read as follows:

         "This Trust shall be known as 'Legg Mason Tax-Free Income Fund.'";

         FURTHER RESOLVED: That, pursuant to the authority granted to the Board of Trustees in Article V, Section 1 of the Declaration of Trust, the last sentence of Article III, Section 1 is changed to read as follows:

         "Without limiting the authority of the Trustees set forth in this
         Section 1 to establish and designate any further Series, the Trustees hereby establish and designate three Series to be known as the 'Legg Mason Pennsylvania Tax-Free Income Trust,' the 'Legg Mason Maryland Tax-Free Income Trust,' and the 'Legg Mason High Quality Tax-Free Income Trust.'";

         FURTHER RESOLVED: That, pursuant to the authority granted to the Board of Trustees in Article V, Section 1 of the Declaration of Trust, the reference in Article V, Section 1(a) to the "Legg Mason Pennsylvania Tax-Exempt Income Trust" is changed to read "Legg Mason Pennsylvania Tax-Free Income Trust."


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         The foregoing Amendment to the Declaration of Trust will become effective January 31, 1991 so long as this Amendment is filed in accordance with Chapter 182, Section 2 of the General Laws.

         IN WITNESS WHEREOF and under the penalties of perjury, we have hereunto signed our names this 31st day of January in the year 1991.


/s/ Marie K. Karpinski                 /s/ Susan T. Lind
---------------------------------      ---------------------------------
Marie K. Karpinski                     Susan T. Lind
Vice President                         Secretary



Baltimore, MD (ss)

         Subscribed and sworn to before me this 31st day of January 1991.

/s/ Loretta A. Paone
----------------------------------
Notary Public

MY COMMISSION EXPIRES NOVEMBER 15, 1993